UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Earliest Reported Event:  November 30, 2007

INNOVA PURE WATER, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29746	59-2567034
----------------------------	----------------------------	----------------------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4951 Airport Parkway, Suite 500

Addison TX 75001

(Address of Principal Executive Offices) (Zip Code)

(972) 980-0486

(Registrant's telephone number, including area code)

ITEM 1.01

Entry into a Material Definitive Agreement

On November 30, 2007, the Board of Directors approved the employment contracts of John “JT” Thatch and Michael D. Brown.

The Company’s employment agreement with Mr. Thatch is for the period beginning November 1, 2007 and continuing through October 31, 2010.  Mr. Thatch’s employment agreement provides for a compensation package of $150,000 in year one, $180,000 in year two, and $240,000 in year three.  In addition, Mr. Thatch will receive approximately 1.2 million shares of the Company’s common stock for each year of service.

The Company’s employment agreement with Mr. Brown is for the period beginning November 1, 2007 and continuing through October 31, 2010.  Mr. Brown’s employment agreement provides for a compensation package of $150,000 in year one, $180,000 in year two, and $240,000 in year three.  In addition, Mr. Brown will receive approximately 1.2 million shares of the Company’s common stock for each year of service.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On November 30, 2007, the Board of Directors of the Company accepted the resignation of Mr. John Finan from the Board.  Mr. Finan resigned due to personal issues which limit his availability for participation in regular board meetings.

The Board of Directors also accepted the resignation of Mr. Don Harris as President of the Company in order to accommodate the hiring of a new management team.  Mr. Harris remains a member of the Board of Directors.

The Board of Directors appointed Mr. John “JT” Thatch and Mr. Michael D. Brown to the Board of Directors to fill the vacancies created by the resignation of Mr. Finan and the earlier resignation of Mr. David Condra.

The Board of Directors elected Mr. John “JT” Thatch as Chief Executive Officer and President of the Company, and elected Mr. Michael D. Brown as Chief Operating Officer of the Company.

Mr. Thatch, as Chief Executive Officer and President of  the Company will assume the responsibility to oversee all functions of the company, including day-to-day operations. Mr. Thatch has over 20 years of entrepreneurial business experience that includes executive management positions in various companies that he has founded or managed.  Mr.Thatch has served as CEO and has held Director positions with publicly traded companies. Mr. Thatch attended  Saint Petersburg College and holds a B.A. Degree in Business Administration from Middleham University. He brings leadership, marketing and strong management skills to the company.

Mr. Brown, Chief Operating Officer of the Company, has garnered over 25 years in public service focused primarily on disaster planning, preparation and emergency management. Mr. Brown was nominated by President George W. Bush as the first Under Secretary of the Department of Homeland Security and the Director of FEMA.  Mr. Brown has led the U.S. federal response to over 160 Presidential declared disasters, which have included some of the largest and worst in human history. Mr. Brown holds a BA in Public Administration/Political Science and a Juris Doctorate from Oklahoma City University’s School of Law.

ITEM 9.01

Financial Statements and Exhibits

Exhibits included herewith are:

9.01(A)	Employment Contracts of John “JT” Thatch dated November 30, 2007.
9.01(B)	Employment Contracts of Michael D. Brown dated November 30, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA PURE WATER, INC.

November 30, 2007

By: _/s/ John “JT” Thatch__

John “JT” Thatch, President,

Chief Executive Officer,

Director